                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                  HUMANA INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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[_]  Check box if any part of the fee is offset as provided by Exchange
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

                                     LOGO

                                                                 March 28, 1997

Dear Fellow Stockholders:

  You are cordially invited to attend the 1997 Annual Meeting of Stockholders of Humana Inc. to be held on Thursday, May 8, 1997, at 10:00 a.m., at the Company's headquarters, 500 West Main Street, 25th Floor Auditorium, Louisville, Kentucky.

  The matters expected to be acted on at the meeting are described in detail in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

  We hope you can attend the meeting. However, if you will not be able to join us, we urge you to exercise your right as a stockholder and vote. The vote of every stockholder is important, and your cooperation in completing, signing and returning the enclosed proxy card promptly will be appreciated.

  The Proxy Statement is first being mailed to the Company's stockholders on or about March 28, 1997.

                                  Sincerely,

            LOGO                                LOGO
            David A. Jones                      Gregory H. Wolf
            Chairman of the Board and           President and
            Chief Executive Officer and         Chief Operating Officer and
            Stockholder                         Stockholder

                                  HUMANA INC.
                             500 WEST MAIN STREET
                          LOUISVILLE, KENTUCKY 40202

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 8, 1997

To the Stockholders:

  The 1997 Annual Meeting of Stockholders of Humana Inc. will be held on Thursday, May 8, 1997, at 10:00 a.m., in the Auditorium on the 25th Floor of the Humana Building, 500 West Main Street, Louisville, Kentucky, for the following purposes:

  1. To elect seven directors of the Company to serve for the ensuing year and until their successors are elected and qualified;

  2. To approve the Company's 1997 Management Incentive Plan for Executive Management; and

  3. To transact such other business as may properly come before the Annual Meeting.

  The Board of Directors of the Company has fixed the close of business on March 17, 1997, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof (the "Stockholders of Record"). Only Stockholders of Record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting.

  This Proxy Statement is first being mailed to the Company's Stockholder of Record on or about March 28, 1997.

  WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED STAMPED ENVELOPE. A STOCKHOLDER OF RECORD ATTENDING THE ANNUAL MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS PREVIOUSLY SENT A PROXY CARD.

                                          By Order of the Board of Directors,
                                          LOGO
                                          Joan O. Kroger
                                          Secretary

Louisville, Kentucky
March 28, 1997

                              GENERAL INFORMATION

  This Proxy Statement and the accompanying proxy voting card are being furnished to Stockholders of Record of Humana Inc. on or about March 28, 1997, in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Stockholders of the Company to be held on Thursday, May 8, 1997, ("Annual Meeting") and at any adjournment or postponement thereof.

  Humana Inc. is a Delaware corporation and is referred to in this Proxy Statement as Humana or the Company. The principal executive offices of the Company are located at 500 West Main Street, Louisville, Kentucky 40202.

PURPOSES OF THE ANNUAL MEETING

  At the Annual Meeting, Stockholders of Record of the Company's common stock, $.16 2/3 per share, ("Common Stock") will be asked to consider and to vote upon the following matters:

  (i) To elect seven directors of the Company for 1997;

  (ii) To approve the Company's 1997 Management Incentive Plan for Executive Management ("1997 MIP"); and

  (iii) To transact such other business as may properly come before the Annual Meeting.

  The Board unanimously recommends that stockholders vote FOR the election of the Board's nominees for election as directors of the Company. The Board has approved the 1997 MIP and recommends that stockholders vote FOR its adoption. As of the date of this Proxy Statement, the Board knows of no other business to come before the Annual Meeting.

           PROPOSAL 1: ELECTION OF DIRECTORS OF THE COMPANY FOR 1997

  At the Annual Meeting, in accordance with the provisions of the Company's Articles of Incorporation and Bylaws, seven Directors are to be elected, each to serve a one-year term until the 1998 Annual Meeting of Stockholders or until a successor is elected and qualified.

  A proxy cannot be voted for more than seven persons. If any nominee becomes unable to serve for any reason (which is not anticipated), the shares represented by the enclosed proxy may be voted for such substituted nominee as may be designated by the Board of Directors.

  Unless otherwise directed, the shares represented by the enclosed proxy voting card, when signed and returned, will be voted FOR the election of the seven nominees.

  THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THE COMPANY'S NOMINEES FOR ELECTION AS A DIRECTOR.

BIOGRAPHICAL INFORMATION

  The names of the nominees proposed for election as directors, all of whom are presently directors of the Company, and biographical information concerning each nominee follows:

                                                                              FIRST ELECTED
NAME                    AGE POSITION                                            DIRECTOR
----                    --- --------                                          -------------
David A. Jones(1)        65 Chairman of the Board and Chief Executive Officer     09/64
David A. Jones, Jr.      39 Vice Chairman of the Board                            05/93
K. Frank Austen, M.D.    69 Director                                              01/90
Michael E. Gellert       65 Director                                              02/68
John R. Hall             64 Director                                              05/92
Irwin Lerner             66 Director                                              11/93
W. Ann Reynolds, Ph.D.   59 Director                                              01/91

--------
(1)A director and chief executive officer of a predecessor corporation since
1961.

  David A. Jones has been Chairman of the Board and Chief Executive Officer of the Company since August 1969.

  David A. Jones, Jr., was elected Vice Chairman of the Board in September 1996. Mr. Jones, Jr. is a managing director of Chrysalis Ventures, Inc., a venture capital firm in Louisville, Kentucky, and is the son of David A. Jones, Chairman of the Board and Chief Executive Officer of the Company. From October 1992 to December 1993, Mr. Jones, Jr. was an attorney with a law firm in Louisville, Kentucky. He previously served with the U.S. Department of State from 1988 to 1992, most recently as an attorney-advisor to the Bureau of East Asian and Pacific Affairs.

  K. Frank Austen, M.D., is the Theodore B. Bayles Professor of Medicine at the Harvard Medical School in the Division of Rheumatology and Immunology at Brigham and Women's Hospital in Boston, Massachusetts. Dr. Austen is a member of the Board of Trustees of Amherst College and a member of the National Academy of Sciences.

  Michael E. Gellert is general partner of Windcrest Partners, a private investment partnership in New York, New York, having held that position since April 1967. From 1976 until his retirement in October 1989, Mr. Gellert was a director of Drexel Burnham Lambert Group and served in executive capacities for its wholly owned subsidiary, Drexel Burnham Lambert Incorporated, from 1972 until October 1989. Mr. Gellert is a member of the Putnam Trust Advisory Board to the Bank of New York.

  John R. Hall retired on October 1, 1996, as Chief Executive Officer and on January 31, 1997, as Chairman of the Board of Directors of Ashland Inc., in Ashland, Kentucky, positions he had held since 1981. He is also a member of American Petroleum Institute Executive Committee, a member of Transylvania University Board of Trustees and President of Vanderbilt University Board of Trust.

  Irwin Lerner is the retired Chairman of the Board and Executive Committee of Hoffmann-La Roche Inc. From April 1, 1980 to December 30, 1992, Mr. Lerner was Hoffmann-La Roche Inc.'s President and Chief Executive Officer. He presently serves on the boards of Project Hope, the U.S. Advisory Board of the Zurich Insurance Company, and is Chairman of the Board of New Jersey Governor's Council for a Drug Free Workplace. He is a Distinguished Executive-in-Residence at the Rutgers University Graduate School of Management.

  W. Ann Reynolds, Ph.D. is Chancellor-City University of New York, in New York, New York, having held that position since September 1990. She previously served for eight years as Chancellor of the California State University system.

  The following is a list of directorships held by the nominees in other publicly traded companies:

 David A. Jones         Abbott Laboratories
 K. Frank Austen, M.D.  Abbott Laboratories
 Michael E. Gellert     Devon Energy Corporation; Premier Parks Inc.; Regal
                        Cinemas, Seacor Holdings, Inc.; and Member of Putnam
                        Trust Advisory Board to the Bank of New York
 John R. Hall           Banc One Corporation; Canada Life Assurance Company;
                        CSX Corporation; Reynolds Metals Company; and UCAR
                        International Inc.
 Irwin Lerner           Covance Inc.; Medarex Inc.; Public Service Enterprise
                        Group and its wholly owned subsidiary, Public Service
                        Electric and Gas Company; and Sequana
                        Therapeutics, Inc.
 W. Ann Reynolds, Ph.D. Abbott Laboratories; Maytag Corporation; and Owens-
                        Corning Fiberglass Corporation

  The information given in this Proxy Statement concerning the nominees is based upon statements made or confirmed to the Company by or on behalf of such nominees.

COMPENSATION OF THE BOARD OF DIRECTORS

  Directors who are not employees of the Company are paid an annual retainer fee of $38,000 for serving on the Board plus an attendance fee of $2,000 per regular and special meeting. Each nonemployee member of the Executive Committee receives an additional $5,000 annually. Each committee chairperson is paid an annual amount of $3,000. Committee members receive no additional compensation for their service on committees or for attending committee meetings.

  David A. Jones, Jr. was elected Vice Chairman of the Board in September 1996. For his services as Vice Chairman of the Board, Mr. Jones, Jr. receives an annual fee of $100,000. In addition, his employer, Chrysalis Ventures, Inc., receives $30,000 per year as reimbursement for a portion of Mr. Jones, Jr.'s office expenses. These amounts were paid on a prorata basis in 1996 for the period Mr. Jones, Jr. served as Vice Chairman.

  The Company matches, on an annual basis, up to $20,000 in charitable contributions made by each nonemployee director.

  The Company provides each nonemployee director with group life and accidental death insurance in the amount of $100,000, business travel accident insurance in the amount of $250,000 and pays certain local taxes on their behalf.

  The Company also maintains the 1989 Stock Option Plan for Nonemployee Directors (the "Directors Plan") pursuant to which options to purchase 15,000 shares of the Common Stock are granted at 100% of the fair market value to each nonemployee director upon his or her initial election to the Board. In addition, options to purchase 5,000 shares of the Common Stock are granted on the first business day of each January at 100% of the fair market value to each nonemployee director who has been a director continuously for at least the full calendar year prior thereto.

  In September 1996 in connection with his election as Vice Chairman of the Board, Mr. Jones, Jr. also was granted options for 85,000 shares of Company common stock which are included in the totals below.

  In 1996, total awards under the Company stock option plans were as follows:

      K. Frank Austen, M.D...............................................  5,000
      Michael E. Gellert.................................................  5,000
      John R. Hall.......................................................  5,000
      David A. Jones, Jr................................................. 90,000
      Irwin Lerner.......................................................  5,000
      W. Ann Reynolds, Ph.D..............................................  5,000

  Under the Company's Directors' Retirement Policy, as amended in 1995 (the "Policy"), a director who is not an employee must retire at the annual meeting following his or her seventy-third birthday. The retiring director is entitled to elect to receive either (i) an annual retirement benefit for the life of the director in the amount of the basic retainer fee in effect at the time of retirement; or (ii) in lieu thereof, an actuarially equivalent joint survivor annuity payment. In addition, each retiring director also receives an annual matching charitable contribution benefit of 50% of the basic retainer fee in effect at the time of retirement. Benefits are prorated for any retiring director who has not served at least ten years on the Board. Currently, the Company is paying benefits under the Policy to two former directors and has a separate letter agreement with one other former director that was executed prior to the adoption of the Policy. The benefits under the letter agreement are comparable to those under the Policy.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

  The Board of Directors held seven meetings in 1996.

  The chart below sets forth the composition of the Board's committees, as well as the number of meetings each committee held in 1996.


                                                                             MEETINGS
      COMMITTEE           MEMBER                                             IN 1996
      ---------           ------                                             --------
      Audit               Michael E. Gellert, Chairman                           7
                          K. Frank Austen, M.D.
                          John R. Hall
                          Irwin Lerner

      Compensation        K. Frank Austen, M.D., Chairman                        3
                          Michael E. Gellert
                          Irwin Lerner
                          W. Ann Reynolds, Ph.D.

      Executive           David A. Jones, Chairman                               2
                          Michael E. Gellert
                          David A. Jones, Jr.

      Investment          W. Ann Reynolds, Ph.D., Chairwoman                     2
                          Michael E. Gellert
                          John R. Hall
                          David A. Jones, Jr.

      Nominating          John R. Hall, Chairman                                 0
                          K. Frank Austen, M.D.
                          David A. Jones, Jr.
                          W. Ann Reynolds, Ph.D.

  The Audit Committee is comprised entirely of outside Directors and is responsible for the review of the programs of the Company's internal auditors, the results of their audits and the adequacy of the Company's internal control structure. In addition, the Audit Committee reviews prior to its commencement, the scope of the annual audit of the Company's consolidated financial statements by the Company's independent accountants, Coopers & Lybrand L.L.P., the results of their audits, and the types of services for which the Company retains Coopers & Lybrand L.L.P.

  The Compensation Committee is comprised entirely of outside Directors and is responsible for developing the compensation policies for the Company's executive officers, establishing annual goals under the Company's incentive compensation program, and administering the stock option, stock bonus, incentive compensation and retirement plans. The Compensation Committee's report on executive compensation is also included in this Proxy Statement.

  The Executive Committee may exercise broad powers and authority as granted to it under the Delaware General Corporation Law and the Company's Bylaws.

  The responsibilities of the Investment Committee are to establish objectives and policies, to ratify investments, and to analyze the investment performance decisions of the various funds, assets, and portfolios of the Company and related employee benefit plans.

  The Nominating Committee establishes general criteria regarding the qualifications of nominees and recommends to the full Board such nominees for election as directors. The Nominating Committee will consider suggestions from stockholders regarding possible director candidates.

CORPORATE GOVERNANCE

  In 1996 the Board began to review and formalize its corporate governance guidelines; incorporating principles, some of which the Board has been operating under for many years. The process includes, among other things:

  . A written self evaluation.

  . Only outside directors serve on the Company's Audit and Compensation
    Committees.

  . The Board meets on a bi-monthly basis. Special sessions are scheduled as required. The agenda is set by the Chairman and the President, and directors may suggest items for inclusion. Information is made available to the Board a reasonable period of time before each meeting.

  . Outside directors meet in executive session as required.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  All members of the Compensation Committee are nonemployee directors and no member has any direct or indirect material interest in, or a relationship with, the Company, other than stockholdings as discussed herein and as related to his or her position as director. During 1996, no member of the Compensation Committee had a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

                      SECTION 16(a) BENEFICIAL OWNERSHIP
                             REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and executive officers, and persons who beneficially own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "Commission") and the New York Stock Exchange, reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than ten percent stockholders are required to furnish the Company with copies of all such forms they file. During the year ended December 31, 1996, based upon the Company's knowledge of stock transfers, review of copies of such reports and written representations by such persons furnished to the Company, all executive officers, directors and greater than ten percent beneficial owners of the Company's Common Stock complied with Section 16(a) filing requirements applicable to the Company.

                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                        OWNERS OF COMPANY COMMON STOCK

PRINCIPAL STOCKHOLDERS OF THE COMPANY

  As of the Annual Meeting Record Date, the Company knows of no person who may be deemed to own beneficially more than 5% of the outstanding Common Stock except for:

      David A. Jones                                 8,956,286 shares 5.5%(1)
       Chairman of the Board and
       Chief Executive Officer
      Ark Asset Management                          11,713,300 shares 7.2%(1)(2)
       One New York Plaza, 29th Floor
        New York, NY 10004-1902
      J. P. Morgan & Co., Incorporated               9,027,741 shares 5.5%(1)(3)
       60 Wall Street
       New York, NY 10260

--------
(1) The percentage is based on 162,716,329 shares outstanding at March 1, 1997.
(2) Based upon a Form 13F filed with the Commission for the period ended December 31, 1996.
(3) Based upon a Schedule 13G/A filed with the Commission for the period ended December 31, 1996, J.P. Morgan has sole power to vote 5,254,217 shares and shared power to vote 187,335 shares. J.P. Morgan has sole power to invest 8,706,611 shares and shared power to invest 295,430 shares.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

  In order to more closely align management interests with that of the Company's stockholders, the Board of Directors established a stock ownership requirement for the officers and other key employee/associates of the Company. At January 1, 1998 participants will be required to own between 50% and 300% of annual base salary (depending upon their position with the Company) in order to be eligible for future stock option awards. The Humana Common Stock ownership guidelines became effective January 1, 1997 and will be phased in over three years.

  The following table sets forth, as of March 1, 1997, certain information with respect to the beneficial ownership of Common Stock by each director of the Company, by each executive officer named in the Summary Compensation Table (see "EXECUTIVE COMPENSATION OF THE COMPANY") and by the Company's directors and executive officers as a group.

                                                     COMPANY
                                                   COMMON STOCK
                                                   BENEFICIALLY
                                                   OWNED AS OF      PERCENT
                                                 MARCH 1, 1997(1) OF CLASS(2)
                                                 ---------------- -----------
K. Frank Austen, M.D.(3)                                30,300
Michael E. Gellert(4)                                  135,700
John R. Hall(5)                                         40,588
David A. Jones, Jr.(6)                                 199,866
Irwin Lerner(7)                                         27,000
W. Ann Reynolds, Ph.D.(8)                               33,000
David A. Jones(9)                                    8,956,286        5.5
Gregory H. Wolf(10)                                    175,000
Karen A. Coughlin (11)                                 299,027
Kenneth J. Fasola (12)                                   7,688
David R. Astar(13)                                      17,810
All directors and executive officers as a group
 (22 in number,
 including those named above)(14)                   10,681,489        6.6

--------
(1) Beneficial ownership of shares, for purposes of this Proxy Statement, as determined in accordance with applicable Commission rules, includes shares as to which a person has or shares voting and/or investment power. These footnotes describe whenever an individual shares voting and/or investment power over the shares beneficially owned by them.
    As described in the footnotes, the number of shares listed does not include:
   (i)the interest of certain persons in shares held by family members in their own right; and
   (ii) certain shares held for the benefit of such individuals by the Humana Retirement and Savings Plan (the "HRSP") on February 1, 1997, (the latest date for which such information is available), over which the employee participant generally has no voting or investment power.
    The number of shares listed, however, does include:
   (i) certain shares held for the benefit of such individuals in the HRSP as of February 1, 1997, over which the employee participant has no voting power but does have investment power. In certain circumstances such as a merger or reorganization, voting rights on all shares pass to the individual HRSP participant in which case all HRSP shares could be deemed to be beneficially owned; and
   (ii) shares which may be acquired by such individuals through the exercise of options, which are exercisable currently or within 60 days after March 1, 1997, under the Company's 1981 Non-Qualified Stock Option Plan, the 1989 Stock Option Plan for Employees, the Directors Plan and the 1996 Stock Incentive Plan for Employees ( the "1996 Plan"), (collectively the "Stock Option Plans").
(2) Unless indicated less than 1% of such class.

(3) Includes 27,800 shares that may be acquired by Dr. Austen through the exercise of options which are currently exercisable or become exercisable within 60 days after March 1, 1997, pursuant to the Stock Option Plans.
(4) Includes 15,000 shares that may be acquired by Mr. Gellert through the exercise of options which are currently exercisable or become exercisable within 60 days after March 1, 1997, pursuant to the Stock Option Plans. Excludes the following, over which Mr. Gellert has no voting or investment power: 20,800 shares held by members of Mr. Gellert's family, 20,800 shares owned by Mr. Gellert's son who is past the age of majority, and 42,000 shares held in trusts for the benefit of Mr. Gellert's children.
(5) Includes 30,000 shares that may be acquired by Mr. Hall through the exercise of options which are currently exercisable or become exercisable within 60 days after March 1, 1997, pursuant to the Stock Option Plans.
(6) Includes 25,000 shares that may be acquired by Mr. Jones, Jr. through the exercise of options which are currently exercisable or become exercisable within 60 days after March 1, 1997, pursuant to the Stock Option Plans. Also excludes 2,900 shares held for the benefit of his minor children and 72 shares held by Mr. Jones, Jr.'s wife over which he has no voting or investment power.
(7) Includes 25,000 shares that may be acquired by Mr. Lerner through the exercise of options which are currently exercisable or become exercisable within 60 days after March 1, 1997, pursuant to the Stock Option Plans. Excludes 1,000 shares held by Mr. Lerner's wife over which he has no voting or investment power.
(8) Includes 30,000 shares that may be acquired by Dr. Reynolds through the exercise of options which are currently exercisable or become exercisable within 60 days after March 1, 1997, pursuant to the Stock Option Plans. Excludes 87 shares held by Dr. Reynolds' husband over which she has no voting or investment power.
(9) Excludes 773,367 shares held by Mr. Jones' wife over which Mr. Jones has no voting or investment power. Also excludes shares owned by other children of Mr. Jones who are past the age of majority over which Mr. Jones has no voting or investment power. Includes 197,166 shares held for the benefit of Mr. Jones by the HRSP on February 1, 1997, over which Mr. Jones has no voting power but does have investment power, but excludes 73,274 shares held for his benefit by the HRSP on February 1, 1997, over which he has no voting or investment power.
(10) Excludes 335 shares held for Mr. Wolf's benefit by the HRSP on February 1, 1997, over which he has no voting or investment power.
(11) Includes 284,250 shares that may be acquired by Ms. Coughlin through the exercise of options which are currently exercisable or become exercisable within 60 days after March 1, 1997, pursuant to the Stock Option Plans. Excludes 500 shares held by Ms. Coughlin's daughter over which Ms. Coughlin has no voting or investment power. Also includes 11,707 shares held for the benefit of Ms. Coughlin by the HRSP on February 1, 1997, over which Ms. Coughlin has no voting power but does have investment power, but excludes 2,511 shares held for her benefit by the HRSP on February 1, 1997, over which she has no voting or investment power.
(12) Includes 7,658 shares held for the benefit of Mr. Fasola by the HRSP on February 1, 1997, over which Mr. Fasola has no voting power but does have investment power, but excludes 293 shares held for his benefit by the HRSP on February 1, 1997, over which he has no voting or investment power.
(13) Includes 12,810 shares held for the benefit of Mr. Astar by the HRSP on February 1, 1997, over which Mr. Astar has no voting power but does have investment power, but excludes 258 shares held for his benefit by the HRSP on February 1, 1997, over which he has no voting or investment power.
(14) Includes 1,078,385 shares that may be acquired by all executive officers and directors as a group upon the exercise of options which are currently exercisable or become exercisable within 60 days after March 1, 1997, pursuant to the Stock Option Plans. Also includes 286,465 shares held for the benefit of all executive officers as a group by the HRSP on February 1, 1997, over which the executive officers individually have no voting power but do have investment power, but excludes 94,668 shares held for their benefit by the HRSP on February 1, 1997, over which they have no voting or investment power.

EXECUTIVE COMPENSATION OF THE COMPANY

  The following Summary Compensation Table sets forth the compensation earned for the time period served as an executive officer during the past three years by (i) the Chairman of the Board and Chief Executive Officer of the Company at December 31, 1996, (ii) each of the four other highest compensated executive officers of the Company serving at December 31, 1996, and (iii) one additional former executive officer (collectively the "Named Executive Officers").

                          SUMMARY COMPENSATION TABLE

                                                          LONG-TERM
                        ANNUAL COMPENSATION             COMPENSATION
                   -------------------------------  ---------------------
                                                               NUMBER OF
  NAME AND                                          RESTRICTED SECURITIES
  PRINCIPAL                           OTHER ANNUAL    STOCK    UNDERLYING    ALL OTHER
  POSITION    YEAR  SALARY  BONUS(1)  COMPENSATION    AWARDS    OPTIONS   COMPENSATION(2)
------------- ---- -------- --------  ------------  ---------- ---------- ---------------
David A.
 Jones        1996 $973,500             $148,026(3)             300,000     $  120,325
 Chairman of
  the         1995  936,000 $476,547     124,463(3)                            699,090
 Board and
  Chief       1994  900,000  900,000     141,045(3)                            362,038
 Executive
  Officer
Gregory H.
 Wolf         1996  368,913  417,418     108,116(4)  100,000    350,000         68,106
 President
  and Chief   1995   43,269                9,821(4)             150,000
 Operating
  Officer
Karen A.
 Coughlin     1996  317,625   26,246      11,842(5)                             28,944
 Division
  II--        1995  297,000  172,260      12,255(5)              90,000         84,325
 President    1994  275,000  275,000      12,721(5)                             42,920
Kenneth J.
 Fasola       1996  256,375  137,955      86,534(6)              90,000         32,299
 Vice Presi-
  dent and
 National
  Sales Man-
  ager
David A.
 Astar        1996  184,850  166,158      47,145(7)             100,000         31,212
 Vice Presi-
  dent--
 Customer
  Service
 and Quality
Wayne T.
 Smith        1996  505,455               92,135(8)                          4,568,985
 Former Pres-
  ident       1995  702,000  358,020     142,658(8)             250,000        222,336
 and Chief    1994  675,000  675,000     110,161(8)                            117,306
 Operating
  Officer

--------
(1) The Bonus amounts for Messrs. Wolf, Fasola and Astar include retention bonuses in connection with the merger of EMPHESYS Financial Group, Inc. ("EFG") in the amounts of $200,000, $100,000, and $100,000, respectively.

(2) All other compensation represents amounts contributed or accrued to the HRSP, contributions and earnings related to the Supplemental Executive Retirement Plan and Thrift Excess Plan, and severance payments to Mr. Smith due to his resignation on July 10, 1996, as follows:

                              JONES    WOLF   COUGHLIN  FASOLA   ASTAR    SMITH
                             -------- ------- --------  ------- ------- ----------
   1996
   Retirement and Savings
    Plan,
    Supplemental Executive
    Retirement Plan and
    Thrift
    Excess Plan:
    Contributions..........  $105,897 $61,023 $ 52,535  $29,769 $28,321 $    4,500
    Earnings/(Losses)......    14,428   7,083  (23,591)   2,530   2,891    (95,960)
   Severance payments......                                              4,660,445
                             -------- ------- --------  ------- ------- ----------
    TOTAL 1996.............  $120,325 $68,106 $ 28,944  $32,299 $31,212 $4,568,985
                             ======== ======= ========  ======= ======= ==========
   1995
   Retirement and Savings
    Plan,
    Supplemental Executive
    Retirement Plan and
    Thrift
    Excess Plan:
    Contributions..........  $154,252         $ 61,627                  $  150,342
    Earnings/(Losses)......   544,838           22,698                      71,994
                             --------         --------                  ----------
    TOTAL 1995.............  $699,090         $ 84,325                  $  222,336
                             ========         ========                  ==========
   1994
   Retirement and Savings
    Plan,
    Supplemental Executive
    Retirement Plan and
    Thrift
    Excess Plan:
    Contributions..........  $196,613         $ 28,874                  $   72,776
    Earnings/(Losses)......   165,425           14,046                      44,530
                             --------         --------                  ----------
    TOTAL 1994.............  $362,038         $ 42,920                  $  117,306
                             ========         ========                  ==========

(3) Other annual compensation for Mr. Jones includes Company provided transportation of $97,769, $60,458, and $93,354 for 1996, 1995, and 1994,
    respectively. Mr. Jones also received Company provided executive insurance of $50,257, $61,590, and $45,622 in 1996, 1995, and 1994, respectively.
(4) Other annual compensation for Mr. Wolf includes Company provided transportation of $19,938 and $6,165 for 1996 and 1995, respectively, and relocation of $66,250 for 1996.
(5) Other annual compensation for Ms. Coughlin includes Company provided transportation of $10,853, $11,217 and $11,806 for 1996, 1995 and 1994,
    respectively.
(6) Other annual compensation for Mr. Fasola includes Company provided transportation of $7,798 and relocation of $69,242 for 1996.
(7) Other annual compensation for Mr. Astar includes Company provided transportation of $2,423 and relocation of $34,317 for 1996.
(8) Other annual compensation for Mr. Smith includes Company provided transportation of $42,857, $79,157, and $62,903 for 1996, 1995, and 1994,
    respectively. Mr. Smith also received Company provided executive insurance of $49,278, $61,590, and $45,622 in 1996, 1995, and 1994, respectively.

1996 STOCK OPTION GRANTS

  The following table provides information on stock options granted to the Named Executive Officers during the year ended December 31, 1996.

                                                          POTENTIAL REALIZABLE
                            % OF                            VALUE AT ASSUMED
               NUMBER OF    TOTAL                        ANNUAL RATES OF STOCK
               SECURITIES  OPTIONS                         PRICE APPRECIATION
               UNDERLYING  GRANTED  EXERCISE                    FOR THE
                OPTIONS      TO      PRICE                   OPTION TERM (3)
                GRANTED   EMPLOYEES   PER     EXPIRATION ----------------------
                  (1)      IN 1996  SHARE (2)    DATE        5%         10%
               ---------- --------- --------  ---------- ---------- -----------
David A.
 Jones........  300,000     15.9%   $19.3125   11/14/06  $3,643,658 $ 9,233,745
Gregory H.
 Wolf.........  350,000     18.5%    19.1875   08/12/06   4,223,420  10,702,977
Karen A.
 Coughlin.....        0
Kenneth J.
 Fasola.......   90,000      4.8%    19.1875   08/12/06   1,086,022   2,752,194
David A.
 Astar........  100,000      5.3%    19.1875   08/12/06   1,206,692   3,057,993
Wayne T.
 Smith........        0

--------
(1) These non-qualified options have vesting periods ranging from one year to four years following the date of grant, and expire ten years after the date of grant. The options become exercisable in equal installments. The exercise price per share was equal to the fair market value of the Common Stock on the date of grant. In the event of a Change in Control of the Company, all outstanding stock options become fully vested and immediately exercisable in their entirety. In addition, during the sixty day period following the Change in Control, any stock option (or portion thereof) may generally be surrendered for cancellation for a payment of the difference between the market and option price as more fully described in the 1996 Plan.
(2) The exercise price may be paid in cash or, at the discretion of the Compensation Committee, in shares of Company Common Stock valued at fair market value on the date immediately preceding the date of exercise, or any combination thereof.
(3) The dollar amounts in this table represent the potential realizable value of the stock options granted, assuming that the market price of the shares appreciate in value from the date of grant to the end of the option term at annualized rates of 5% and 10%. Therefore, these amounts are not the actual value of the options granted and are not intended to forecast possible future appreciation, if any, of Company Common Stock prices. No assurances can be given that the stock price will appreciate at these rates or experience any appreciation at all.

1996 OPTION EXERCISES AND YEAR-END VALUES

  The following table provides information as to the year-end values of unexercised options for the Named Executive Officers. No Named Executive Officer exercised any Company stock options during the year ended December 31, 1996.

                               NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                              UNDERLYING UNEXERCISED    "IN-THE-MONEY" OPTIONS
                                OPTIONS AT YEAR END         AT YEAR END (1)
                             ------------------------- -------------------------
                             EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
                             ----------- ------------- ----------- -------------
David A. Jones..............                300,000
Gregory H. Wolf.............                500,000
Karen A. Coughlin...........    191,750     185,000    $1,977,161   $1,554,688
Kenneth J. Fasola...........                120,000
David R. Astar..............                130,000
Wayne T. Smith..............  1,005,714                 9,170,060

--------
(1) The Value of Unexercised "In-the-Money" options is based on the difference between the December 31, 1996 (the last trading day of 1996) closing price of the Company's Common Stock of $19.00 as reported on the New York Stock Exchange Composite Tape, and the exercise price of the options. If the December 31, 1996 closing price of $19.00 is less than the per share exercise price, no amounts are shown.

OFFICERS' TARGET RETIREMENT PLAN

  The Company also has in effect the Officers' Target Retirement Plan ("OTRP"), which is a non-qualified, unfunded plan providing supplemental retirement benefits to each Company officer, including the Named Executive Officers, and other designated key employees.

  The following table illustrates the estimated maximum annual benefit which would be payable at age 65 to a participant, at various average compensation levels for specified years of credited service, under the OTRP:

                ESTIMATED OTRP MAXIMUM ANNUAL BENEFIT AT AGE 65
                   FOR YEARS OF CREDITED SERVICE SHOWN(1)(2)

AVERAGE RATE
     OF
COMPENSATION     10 YEARS       15 YEARS       20 YEARS       25 YEARS        30 YEARS
------------     --------       --------       --------       --------        --------
$  100,000       $ 16,700       $ 25,050       $ 33,400       $ 41,750       $   50,000
   200,000         33,400         50,100         66,800         83,500          100,000
   300,000         50,100         75,150        100,200        125,250          150,000
   400,000         66,800        100,200        133,600        167,000          200,000
   500,000         83,500        125,250        167,000        208,750          250,000
   600,000        100,200        150,300        200,400        250,500          300,000
   700,000        116,900        175,350        233,800        292,250          350,000
 1,000,000        167,000        250,500        334,000        417,500          500,000
 1,500,000        250,500        375,750        501,000        626,250          750,000
 2,000,000        334,000        501,000        668,000        835,000        1,000,000

--------
(1) These estimates are based on the assumption that (a) the OTRP will be continued under its present terms; (b) the participant will continue with the Company until, and retire at, age 65; and (c) the participant elected to receive an annual distribution instead of a lump sum payment.
(2) The amounts shown are the total targeted retirement benefit and are reduced with respect to benefits received under the Retirement Account in the HRSP, the Supplemental Executive Retirement Plan and Social Security benefits.

  Under the OTRP, the benefits will be based on salary and incentive compensation. The maximum years of service credited under the OTRP, unless otherwise changed by the Board, is 30 years. Mr. Jones has been given credit for his actual years of service. For 35 years of service his target benefit before reductions is estimated to be $583,500, $875,250, and $1,167,000 for average rates of compensation of $1,000,000, $1,500,000 and $2,000,000, respectively. The years of service for each of the Named Executive Officers are as follows: David A. Jones--35; Gregory H. Wolf--8; Karen A. Coughlin--17; Kenneth J. Fasola--7; David R. Astar--12. Messrs. Wolf, Fasola and Astar were credited for their years of service with EFG.

CERTAIN AGREEMENTS

  Since April 1987, Mr. Jones has had an agreement pursuant to which he serves as Chairman of the Board and Chief Executive Officer of the Company at an annual base salary not less than his base salary at the effective date of the agreement. In the event of termination of employment other than for cause, the Company will continue to pay him his base salary for one year following termination and any amounts earned prior to such termination under any of the Company's incentive compensation plans. He is also entitled to continued coverage at the Company's expense during the one-year period under the Company's life, health and disability plans.

  Mr. Smith had an agreement since 1994 pursuant to which he was paid upon his resignation. Mr. Smith's agreement provided that upon his termination he would receive an amount equal to his current base salary, full vesting of all Company stock options, payment under the OTRP calculated based on his 23 years of service as if he had attained age 55 and continuation of life and health insurance benefits until he reaches age 65. These amounts are included in the Summary Compensation Table.

  All officers upon termination, including the Named Executive Officers, are entitled to continuation of health benefits at a predetermined rate until the earlier of attainment of age 65 or obtaining other coverage.

  The Company has entered into agreements with all officers, including the Named Executive Officers, and key management employees which for a three year period following a Change in Control provide certain benefits upon termination. Such termination may be involuntary, generally as a result of a change in responsibilities or compensation, or at the election of the employee during a 30-day period occurring one year after the Change in Control. Pursuant to the agreements, these individuals would be entitled to receive severance pay which generally is determined by multiplying the sum of each individual's annual base salary, and the maximum incentive compensation payable to him or her, by a multiple ranging from one to two. The agreements also provide that if any funds received by these employees subject them to a federal excise tax pursuant to Section 4999 of the Internal Revenue Code (the "Code"), then the payments will be grossed up to permit them to receive a net amount equal to what would have been received had the excise tax not been imposed (the "Gross Up Payment"). Mr. Jones' agreement provides only for a Gross Up Payment, if applicable.

  In addition, in the event of a Change in Control of the Company, benefits are payable under the Company's OTRP, Thrift Excess Plan, Supplemental Executive Retirement Plan and the Stock Option Plans, and health, life and disability insurance coverage is available.

                CERTAIN TRANSACTIONS WITH MANAGEMENT AND OTHERS

  In performing the physician credentialing function required by various accrediting bodies, the Company has utilized the services of its employees and its internally developed systems, and contracted for the site visit portion of the credentialing process with Louisville, Kentucky based Resource Factor, Inc. and related companies ("RF"). In the year ended December 31, 1996, the Company paid approximately $5,636,000 to RF, of which approximately $1,400,000 related to credentialing services with the balance primarily related to health clinic staffing expenses. During 1996, the Company and RF entered into negotiations to form a new company, combining the Company's credentialing resources with those of RF in order to take advantage of a perceived growing business in physician credentialing. In early 1997, the new company, Aperture Credentialing, Inc. ("Aperture") was formed. The Company and RF each contributed approximately $3 million worth of assets, and an additional $6 million in cash was contributed as follows: $1 million from the Company and $5 million from independent venture capitalists unrelated to the Company or RF (the "Venture Capitalists"). The Company's investment resulted in its owning approximately 33% of Aperture. The Company's employees who had been involved in the credentialing function became employees of Aperture.

  Chrysalis Ventures, Inc. ("Chrysalis") is a venture capital firm in Louisville, Kentucky. David A. Jones, Jr., director nominee and Vice Chairman of the Board of the Company, is a managing director of Chrysalis. In November 1994, in a transaction unrelated to Aperture, Chrysalis loaned $300,000 to RF for which it received a note (the "Note") and options to purchase up to 15% of the equity of RF (the "Options"). David A. Jones, director nominee and Chairman of the Board and Chief Executive Officer of the Company, participated in the loan through Chrysalis and together with Mr. Jones, Jr. may be deemed indirectly to have held slightly less than two-thirds of the value of the Note and Options. At the time of the funding of Aperture, the Joneses converted their portion of the Note into equity of RF and exercised their portion of the Options resulting in the Joneses owning slightly less than 4 1/2% of the equity of Aperture. The Board of Directors of Aperture consists of five individuals: Mr. Jones, Jr., one appointed by the Company and three unrelated to the Company.

  The Company has entered into agreements with Aperture which run through 1999 which the Company believes will reduce the cost of credentialing it otherwise would have incurred. The price, terms and conditions of the Aperture investment were negotiated at arm's length by various executives of the Company, RF and the

Venture Capitalists. Additionally, a regional investment banking firm gave the Company a written opinion that the proposed combination was fair to the Company from a financial point of view. The decision of the Company to participate in the Aperture venture was reviewed and approved by the Company's Board of Directors without the participation of either of the Joneses.

  In 1994 the Company entered into an agreement with JAPC, Inc. ("JAPC"), which is owned by David A. Jones. Pursuant to such agreement, the Company provides hangar space, pilot services and maintenance for an airplane owned by JAPC, and the Company may also use the JAPC pilots to fly Company-owned aircraft. The rate paid for the hangar space is at least as favorable to the Company as market rates for comparable space. The Company is fully reimbursed for the cost of airplane maintenance. The agreement generally may be terminated by either party upon 30 days' written notice. For the fiscal year ended December 31, 1996, pursuant to the agreement, the Company was reimbursed by JAPC $49,419.

  In 1995, the Company completed a commitment to invest $1 million in The African-American Venture Capital Fund, Inc., a Kentucky Limited Liability Company ("Fund"). This investment makes the Company a greater than 10% owner of the Fund. David A. Jones made a similar investment in the Fund and is a director, officer and greater than 10% stockholder of the Fund. The Fund was established to provide capital and management resources to enhance the growth and development of businesses owned by African-Americans living in the metropolitan Louisville, Kentucky area.

  In June 1996, the Company loaned Kenneth J. Fasola, Vice President, $75,000, with interest at 8.25%, to assist him in moving to the Company's Louisville, Kentucky office. The largest amount outstanding during the 1996 fiscal year was $77,373. Mr. Fasola repaid the loan in full in October 1996.

  In July 1996, the Company loaned Michael B. McCallister, Division I-President, $154,000, with interest at 8.25%, to assist him in moving to the Company's Louisville, Kentucky office. The largest amount outstanding during the 1996 fiscal year was $156,223. Mr. McCallister repaid the loan in full in November 1996.

  In August 1996, the Company loaned Gregory K. Rotherham, Vice President, $90,000, with interest at 8.25%, to assist him in moving to the Company's Louisville, Kentucky office. The largest amount outstanding during the 1996 fiscal year was $91,898. Mr. Rotherham repaid the loan in full in November 1996.

                         COMPENSATION COMMITTEE REPORT

EXECUTIVE OFFICER COMPENSATION POLICY

  The Compensation Committee administers the Company's executive officer compensation program, the key components of which are base salary, incentive compensation, stock option and restricted stock awards. Each member of the Compensation Committee is an independent nonemployee director who has never been an employee of the Company.

  The executive officer compensation program rewards executive officers for short and long-term performance. In addition to base salary, executive officers are compensated on a performance oriented basis through the use of incentive compensation linking both short and long-term results. Stock options are included in the compensation program to reward executive officers for longer-term strategic actions which increase Company value. This use of stock options in the compensation program also links executive officer rewards to increases in stockholder value. Thus, compensation for the Company's executive officers involves a significant proportion of pay which is at risk. One component, the variable annual bonus, permits individual performance to be recognized on an annual basis and is based, in part, on an evaluation of the contribution made by the officer to Company performance. Stock options directly relate a significant portion of each executive officer's long-term remuneration to the Company's stock price, and thus align the executive's compensation with the interest of the Company's other stockholders. The granting of restricted stock may also be used, but to date only two such grants have been made.

  The executive officer compensation program is designed to allow the Company to be competitive in the marketplace in attracting, motivating and retaining key executive officers. The marketplace is defined as both (1) publicly traded companies near the Company's revenue size and (2) specific companies in the managed care industry. Because of mergers in the managed health care industry, the peer group historically used by the Company in its Stock Performance graph has been replaced with a health care index. However, data from specific competitors in the health care industry is used in the compensation analysis. The Compensation Committee believes this definition of the marketplace provides a good benchmark for analyzing competitiveness of the Company's executive compensation program. The Compensation Committee considers the overall compensation package when setting any one component of compensation.

  In the summer of 1996, the Company's Board of Directors, with the full support of the Compensation Committee, persuaded David A. Jones, the Company's Co-Founder, Chairman and Chief Executive Officer, to remain in his position past his normal retirement date of September 1, 1996 in order to lead the Company through the reorganization of its senior management team. Mr. Jones and the Board began that process by appointing Gregory H. Wolf as President and Chief Operating Officer of the Company and working with Mr. Wolf to realign the Company's management. That activity was taken into account by the Compensation Committee in determining executive officer compensation.

BASE COMPENSATION

  Base compensation was determined by an assessment of overall Company performance (including this year, leadership restructuring), executive officer performance, and changes in executive officer responsibilities. While many aspects of performance can be measured in financial terms, the Compensation Committee also evaluates senior management in areas of performance which are more subjective. These areas include the development and execution of strategic plans, the exercise of leadership in the development of management and employee/associates, innovation and improvement in the Company's products and processes, and the executive's involvement in industry groups and in the communities that the Company serves. All of these factors are collectively taken into account by the Compensation Committee in determining the appropriate level of base compensation and any merit increase.

INCENTIVE COMPENSATION

  The Company's prior incentive compensation plans had been designed to reward officers and designated key associates for the attainment of financial goals and other performance objectives established annually by the Compensation Committee. Beginning in 1997, a new multi-year Management Incentive Plan will be implemented. Potential award maximums range from 25% to 100% of base pay. Awards earned may be paid in a combination of cash and restricted stock. When fully phased in, each year's award will be based on the attainment of performance objectives established by the Committee covering a three-year period and which will weight the current year by 1/2, the prior year by 1/3 and the second prior year by 1/6. This program will link both short and longer-term results and incorporate quality, growth and profit goals of the Company.

  Potential incentive compensation for 1996 for Mr. Jones, the Company's Chief Executive Officer, was based solely on the attainment of pre-established Company consolidated net income objectives as governed by the Humana Inc. Executive Management Incentive Compensation Plan-Group A. Mr. Jones did not receive any incentive compensation for 1996, because the objectives were not met.

  Potential incentive compensation for 1996 for Gregory H. Wolf, the Company's President and Chief Operating Officer, was based in large part on the attainment of pre-established goals for EFG. EFG was acquired by the Company in 1995 and Mr. Wolf was its President. Kenneth J. Fasola and David R. Astar, Named Executive Officers, were also compensated based on the EFG goals. For 1996, Messrs. Wolf, Astar and Fasola earned approximately 60% of the target award in addition to retention bonuses agreed to at the time of the acquisition of EFG.

  A portion of incentive compensation available to certain other executive officers of the Company, including Karen A. Coughlin, a Named Executive Officer, was based on the attainment of the same Company consolidated net income objectives as Mr. Jones. The remainder of any potential incentive compensation award was based on various operational or departmental goals, both financial and otherwise. For 1996, Ms. Coughlin earned no incentive compensation related to the net income objectives, but as reflected in the Summary Compensation Table, did earn some incentive compensation based on the achievement of certain market goals and overall performance. Wayne T. Smith, a Named Executive Officer, received no incentive compensation for 1996 because the Company did not attain the consolidated net income objectives.

STOCK OPTIONS/RESTRICTED STOCK AWARDS

  The Company uses stock options and restricted stock awards to reward officers and key employees/associates for long-term performance and as a method to attract, motivate, and retain these key employees. The use of equity based compensation provides a vital, long-term link between the result achieved for the Company's stockholders and the rewards provided to executive officers and other associates.

  All stock options are granted at the fair market value of the Company's stock on the date of grant. The amounts, terms and timing of stock option and restricted stock awards are determined by the Compensation Committee through review of stock programs at comparable companies with the assistance of outside consultants. The number of shares covered by each award reflects the executive's level of responsibility along with past and anticipated future contributions to the Company.

  In 1996 the Compensation Committee granted options totaling approximately 1.2% of the Company's outstanding Common Stock. As discussed below, Mr. Jones received an option grant of 300,000 shares. Upon his election as President and Chief Operating Officer, Mr. Wolf received an option grant of 350,000 shares vesting ratably over four years and a restricted stock award of 100,000 shares which will vest 100% at the end of three years. See "1996 Stock Option Grants" for a description of stock options granted to the other Named Executive Officers. No other awards of restricted stock were made in 1996.

CHIEF EXECUTIVE OFFICER COMPENSATION

  At the beginning of calendar year 1996, David A. Jones, Chairman of the Board and Chief Executive Officer, received a 4% increase in base salary to $973,500. To determine the appropriate compensation, with the assistance of outside consultants, the Compensation Committee reviewed Mr. Jones' base compensation in comparison to chief executive officers in other managed care companies and also took into account his tenure and service to the Company.

  During calendar year 1996 certain unusual events occurred which contributed directly to the structure of compensation for Mr. Jones. As described above, the Board of Directors persuaded Mr. Jones to postpone his retirement and continue to lead the Company through its change in management.

  The Compensation Committee decided to credit Mr. Jones for his actual years of service under the Officers Target Retirement Plan (removing the 30 year cap) and to grant Mr. Jones 300,000 stock options which would vest in one year. In making its decisions, the Compensation Committee considered: i) the value of his continued contributions to the leadership of the Company in a time of strategic change;
ii) the Company's performance; iii) the strength of Mr. Jones' reputation in the managed care industry; iv) his personal commitment to postpone his retirement; and v) the fact that Mr. Jones had declined to receive any Company stock options since 1991.

  For 1996, Mr. Jones' incentive compensation was based solely on the Company's attaining certain pre-determined consolidated net income objectives. As discussed above, Mr. Jones did not receive any incentive compensation for 1996.

EXECUTIVE COMPENSATION TAX DEDUCTIBILITY

  The Omnibus Budget Reconciliation Act of 1993 amended the Code to provide generally that compensation paid by publicly-held corporations to the chief executive officer and the four most highly paid senior executive officers in excess of $1 million per year per executive will be deductible by the Company only if paid pursuant to qualifying performance-based compensation plans approved by stockholders of the Company. Compensation as defined by the Code includes, among other things, base salary, incentive compensation and gains on stock options and restricted stock. It is the Compensation Committee's policy to maximize the effectiveness of the Company's executive compensation plans. In that regard, the Compensation Committee intends to maintain flexibility to take actions which it deems to be in the best interest of the Company and its stockholders. Such actions may not always qualify for tax deductibility under the Code. The Company believes it has taken the necessary steps to qualify the Company's performance-based compensation plans for tax deductibility and that all compensation paid for 1996 is deductible for federal income tax purposes.

  The foregoing report is submitted by all members of the Compensation Committee of the Company whose members are as follows:

Compensation Committee
K. Frank Austen, M.D., Chairman
Michael E. Gellert
Irwin Lerner
W. Ann Reynolds, Ph.D.

  The foregoing report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933 or the Exchange Act, and shall not otherwise be deemed filed under such Acts except to the extent that the Company specifically incorporates this information by reference.

                           COMPANY STOCK PERFORMANCE

  The following performance graph compares the performance of the Company's Common Stock to the Standard & Poor's Composite 500 Stock Index and the Morgan Stanley Healthcare Payor Index for the 46 months ended December 31, 1996. The Peer Group comparison has been discontinued after 1995 as described below. The graph assumes an investment of $100 in each of the Company's Common Stock, the Standard & Poor's Composite 500 Stock Index, and the Morgan Stanley Healthcare Payor Index on March 1, 1993, and also assumes reinvestment of all dividends.

                                     LOGO

                                     3/1/93 12/31/93 12/31/94 12/31/95 12/31/96
                                     ------ -------- -------- -------- --------
   Humana Inc.......................  $100    $241     $307     $371     $257
   S&P 500 Stock Index..............  $100    $105     $104     $139     $167
   Morgan Stanley
    Healthcare Payor Index..........  $100    $158     $206     $259     $226
   Discontinued Peer Group..........  $100    $135     $152     $194     N/A

  The Company's Peer Group previously consisted of FHP International Corporation, Foundation Health Corporation, PacifiCare Health Systems, Inc., United Healthcare Corporation, U.S. Healthcare, Inc., and WellPoint Health Networks Inc. Mergers have either been consummated or proposed for many of these companies. Therefore, the Company has decided to use the Morgan Stanley Healthcare Payor Index and no comparison is possible with the former peer group for fiscal year 1996.

  The Company believes any comparisons of the price of the Company's Common Stock before March 1, 1993, are misleading since the value of the Company's Common Stock prior to that date included the value of the hospital business which was distributed to the Company's stockholders in a spinoff transaction (the "Spinoff") to a separate publicly held company, Galen Health Care, Inc. ("Galen"). On March 1, 1993, the date on which the Spinoff was consummated, the closing price of the post-Spinoff Common Stock was $7.75 and the closing price of the common stock of Galen was $12.125. On February 26, 1993, the last trading day prior to the consummation of the Spinoff, the closing price of historical combined Humana common stock was $19.375.

     PROPOSAL 2: APPROVAL OF 1997 MANAGEMENT INCENTIVE PLAN FOR EXECUTIVE
                                  MANAGEMENT

  On November 14, 1996, the Compensation Committee of the Board of Directors (the "Committee") adopted the Humana Inc. 1997 Management Incentive Plan for Executive Management (the "1997 MIP"). Under Section 162(m) of the Code, the amount of compensation paid to the Chief Executive Officer and the four other most highly paid executive officers of the Company in the year for which a deduction is claimed by the Company (including its subsidiaries) is limited to $1,000,000 per person, except that compensation that is performance-based will be excluded for purposes of calculating the amount of compensation subject to this $1,000,000 limitation. The Company has structured the 1997 MIP so that any compensation paid pursuant to the 1997 MIP will all be "performance-based compensation" within the meaning of Section 162(m) of the Code.

  The principal provisions of the 1997 MIP are summarized below. This summary, however, does not purport to be complete and is qualified in its entirety by reference to the provisions of the 1997 MIP, a copy of which is attached hereto as Annex A. Terms not defined herein shall have the same meaning as set forth in the 1997 MIP.

  The Committee will administer the 1997 MIP and have final authority to construe and interpret it. The Committee will annually select those executive officers who shall be eligible to participate in the 1997 MIP and establish benchmarks for both profit and growth objectives.

  Any portion of an Award at or below Target Benchmarks will be paid entirely in cash. In 1998 and thereafter the portion of an Award relating to performance above Target Benchmarks will, at the discretion of the Committee, be paid up to 50% in restricted stock and the remainder in cash. The restricted stock will vest in two increments over a two-year period. The restricted stock component will be awarded pursuant to the Company's 1996 Stock Incentive Plan for Employees.

  Awards earned will be paid on or before March 15 following the close of the calendar year in which they are earned based on the Participant's base salary paid for the Performance Period. In 1998, awards will be based 2/3 on 1998 results and 1/3 on 1997 results. In 1999 and thereafter, awards will be based 1/2 on results for the current Performance Period, 1/3 on results of the preceding Performance Period and 1/6 on results of the Performance Period occurring two years prior to then current Performance Period.

  The Maximum Award for any Performance Period shall be equal to 100% of a Participant's base salary paid, but shall not exceed $2 million.

  If approved by stockholders, it is intended that David A. Jones and Gregory
H. Wolf will participate in the 1997 MIP for the first time in 1998. Each would be eligible for a maximum bonus of 100% of their base salary earned during that year.

  No other executive officer or employee is expected to participate in the 1997 MIP in 1998. The Nonemployee directors are not eligible to participate in the 1997 MIP.

  Approval of the 1997 MIP requires the affirmative vote of the holders of a majority of the Shares represented at the Annual Meeting, in person or by proxy, and entitled to vote.

  FOR THE REASONS STATED HEREIN, THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE 1997 MIP.

                               OTHER INFORMATION

VOTING RIGHTS AND PROXY INFORMATION

  Stockholders of Record of the Company's outstanding shares of common stock as of the close of business on March 17, 1997, (the "Annual Meeting Record Date") are entitled to vote at the Annual Meeting or any adjournment or postponement thereof. Stockholders of Record are entitled to one vote per share on any matter which may properly come before the Annual Meeting.

  The presence at the Annual Meeting, in person or by proxy, of Stockholders of Record of a majority of the shares issued and outstanding on the Annual Meeting Record Date, and entitled to vote, shall be necessary and sufficient to constitute a quorum for the transaction of business. Any Stockholder of Record present (including broker non-votes) at the Annual Meeting, but who abstains from voting, shall be counted for purposes of determining whether a quorum exists. As of the Annual Meeting Record Date, there were 162,804,946 shares of Common Stock outstanding and entitled to vote at the Annual Meeting.

  The affirmative vote of a plurality of the shares of Common Stock represented in person or by properly executed proxy is required to approve the election of each of the Company's nominees for election as a director.

  The affirmative vote of a majority of the shares represented at the Annual Meeting, in person or by proxy, and entitled to vote at the Annual Meeting, will be necessary to approve the 1997 MIP.

  Since only a plurality is required for the election of directors, abstentions or broker non-votes will have no effect on the election of directors (except for purposes of determining whether a quorum is present at the Annual Meeting). With respect to the approval of the 1997 MIP, an abstention (or broker non-vote) has the same effect as a vote against the proposal.

  All shares of Common Stock that are represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the instructions indicated in such proxies. If no instructions are indicated, such executed proxies will be voted for approval of the election of the Board's seven nominees as directors of the Company and for approval of the 1997 MIP.

  Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with Mid-America Bank of Louisville & Trust Company in its capacity as transfer agent for the Company (the "Transfer Agent"), at or before the Annual Meeting, a written notice of revocation bearing a date later than the proxy,
(ii) duly executing a subsequent proxy relating to the same shares of Common Stock and delivering it to the Transfer Agent at or before the Annual Meeting, or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any executed proxy or written notice revoking a proxy should be sent to Mid-America Bank of Louisville & Trust Company, Securities Transfer Department, 500 West Broadway, Louisville, Kentucky 40202.

  The Company will bear the cost of the solicitation. In addition to solicitation by mail, the Company will request banks, brokers and other custodian nominees and fiduciaries to supply proxy material to the beneficial owners of Common Stock and will reimburse them for their reasonable expenses in so doing. Certain directors, officers and other employees of the Company, not specially employed for this purpose, may solicit proxies, without additional remuneration therefor, by personal interview, mail, telephone, facsimile or other electronic means. In addition, the Company has retained D.F. King & Co., Inc., to assist in the solicitation for a fee of $8,500 plus expenses.

STOCKHOLDER PROPOSALS

  Stockholder proposals for inclusion in the proxy materials relating to the 1998 Annual Meeting of Stockholders must be received by the Company no later than November 28, 1997.

OTHER MATTERS

  The Board of Directors does not intend to present any item of business at the Annual Meeting other than those specifically set forth in the notice of the meeting. However, if other matters are presented for a vote, the proxies will be voted for such matters in accordance with the judgment of the persons acting under the proxies.

APPOINTMENT OF INDEPENDENT ACCOUNTANTS TO AUDIT THE COMPANY'S CONSOLIDATED FINANCIAL STATEMENTS

  The Board, in accordance with the recommendation of its Audit Committee, the members of which are not employees of the Company, has appointed Coopers & Lybrand L.L.P., as independent accountants to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 1997. Representatives of Coopers & Lybrand L.L.P. will be present at the Annual Meeting and will be afforded the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

                                          By Order of the Board of Directors,

                                          LOGO
                                          Joan O. Kroger, Secretary

                  HUMANA INC. 1997 MANAGEMENT INCENTIVE PLAN

                                      FOR

                             EXECUTIVE MANAGEMENT

  1. PURPOSE. The purpose of the Humana Inc. 1997 Management Incentive Plan for Executive Management (the "Plan") is to advance the interests of the Company by encouraging and rewarding teamwork, providing management with a strong incentive to increase value, creating a sense of ownership among the Company's management, and recognizing the interdependency of short-term and long-term goals.

  2. DEFINITIONS. As used in this Plan, terms defined parenthetically immediately after their use shall have the respective meanings provided by such definitions, and the terms set forth below shall have the following meanings:

    (a) "Award" shall mean, individually or collectively, a payment under the Plan of Restricted Stock or cash.

    (b) "Board" shall mean the Board of Directors of the Company.

    (c) A "Change in Control" shall have the same meaning as that term has in the Stock Incentive Plan.

    (d) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any referenced section thereof shall include any successor provision thereto.

    (e) "Committee" shall mean the Compensation Committee of the Board.

    (f) "Company" shall mean Humana Inc.

    (g) "Disabled" shall have the same meaning as the term "Disability" has in the Stock Incentive Plan.

    (h) "Effective Date" shall mean January 1, 1997.

    (i) "Employee" shall mean an individual who is a full-time employee of the Company or a Subsidiary.

    (j) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and any referenced section thereof, or rule or regulation promulgated thereunder, and shall include any successor provision thereto.

    (k) "Executive Officer" shall mean an Employee who is an executive officer of the Company or a Subsidiary.

    (l) "Fair Market Value" shall have the same meaning as that term has in the Stock Incentive Plan.

    (m) "Growth Objectives" shall mean the objectives established by the Committee in accordance with Section 5.1.

    (n) "Incentive Base" shall mean the Participant's base salary received during the Performance Period.

    (o) "Maximum Award" shall mean the maximum Award for which a Participant is eligible in accordance with Section 6.

    (p) "Maximum Growth Benchmark" shall mean the maximum Growth Objective established by the Committee in accordance with Section 5.1.

    (q) "Maximum Profit Benchmark" shall mean the maximum Profit Objective established by the Committee in accordance with Section 5.2.

    (r) "Minimum Growth Benchmark" shall mean the minimum Growth Objective established by the Committee in accordance with Section 5.1.

    (s) "Minimum Profit Benchmark" shall mean the minimum Profit Objective established by the Committee in accordance with Section 5.2.

    (t) "Participant" shall mean any Employee selected by the Committee as eligible to receive an Award under the Plan.

    (u) "Performance Period" shall mean the 12 month period beginning January 1 and ending December 31.

    (v) "Plan" shall mean this Humana Inc. 1997 Management Incentive Plan for Executive Management as the same may be amended from time to time.

    (w) "Profit Objectives" shall mean the objectives established by the Committee in accordance with Section 5.2.

    (x) "Restricted Stock" shall mean Shares issued in accordance with the Plan, but pursuant to the Stock Incentive Plan.

    (y) "Shares" shall have the same meaning as that term has in the Stock Incentive Plan.

    (z) "Stock Incentive Plan" means the Humana Inc. 1996 Stock Incentive Plan for Employees.

    (aa) "Subsidiary" shall mean any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned, directly or indirectly, by the Company.

    (bb) "Target Growth Benchmark" shall mean the target Growth Objective established by the Committee in accordance with Section 5.1.

    (cc) "Target Profit Benchmark" shall mean the target Profit Objective established by the Committee in accordance with Section 5.2.

3. ADMINISTRATION.

  3.1 The Committee. The Plan shall be administered by the Committee, the members of which shall be appointed from time to time by, and shall serve at the discretion of, the Board. The Committee shall be composed solely of two or more directors who are outside directors, within the meaning of Section 162(m) of the Code and regulations promulgated thereunder, and who are non-employee directors within the meaning of Rule 16b-3 promulgated under the Exchange Act.

  3.2 Authority of the Committee. Subject to the provisions of the Plan, the Committee shall have full authority to:

    (a) select Participants to whom Awards may be granted;

    (b) determine the size, types and frequency of Awards granted under the Plan;

    (c) determine the terms and conditions of Awards, including any restrictions or conditions to the Awards, which need not be identical;

    (d) construe and interpret the Plan and any agreement or instrument entered into under the Plan;

    (e) establish, amend and rescind rules and regulations for the Plan's administration; and

    (f) amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan.

    The Committee shall have sole discretion to make all other determinations which may be necessary or advisable for the administration of the Plan. To the extent permitted by law, Rule 16b-3 promulgated under the Exchange Act and Section 162(m) of the Code and the regulations thereunder, the Committee may delegate its authority as identified hereunder.

  3.3 Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan, and all related orders or resolutions of the Board, shall be final, conclusive and binding upon all persons, including the Company, its stockholders, Employees, Participants and their estates and beneficiaries.

  3.4 Compliance; Bifurcation of Plan. It is the intention of the Company that the Plan and the administration of the Plan satisfy the requirements of Rule 16b-3 promulgated under the Exchange Act and Section 162(m) of the Code. Accordingly, if any aspect of the administration of the Plan, or the operation of any provision of the Plan, would conflict with this intent, such administration or provision shall be deemed null and void, and in all events the Plan shall be construed in favor of its operation and administration in accordance with such intent. Notwithstanding anything in the Plan to the contrary, the Board or the Committee, in its discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants.

  4. ELIGIBILITY. The Committee shall annually select those Executive Officers who, in the sole discretion of the Committee, shall be eligible to participate in the Plan. Annually, the Committee shall advise those eligible Executive Officers that they are Participants in the Plan for a Performance Period.

  5. PERFORMANCE OBJECTIVES. Annually, within the applicable period provided under Treas. Reg. (S) l.162-27(e)(2), the Committee shall establish in writing the Growth Objectives and Profit Objectives and the relative weightings of each for the Performance Period.

  5.1 Growth Objectives. The Committee shall establish a Minimum Growth Benchmark, Target Growth Benchmark and a Maximum Growth Benchmark for any relevant Performance Period based on membership enrollment or premium revenue for any relevant Performance Period as determined by the Committee.

  5.2 Profit Objectives. The Committee shall establish a Minimum Profit Benchmark, Target Profit Benchmark and a Maximum Profit Benchmark for any relevant Performance Period based on consolidated net income or earnings per share as determined by the Committee.

  5.3  Rolling Weighted Average.

    (a) For the Performance Period beginning January 1, 1997, the Award shall be based only on the results for that Performance Period.

    (b) For the Performance Period beginning January 1, 1998, the award shall be based one-third on the results achieved for the 1997 Performance Period and two-thirds on the results achieved for the 1998 Performance Period.

    (c) For Performance Periods beginning on or after January 1, 1999, the Award shall be based one-sixth on the results achieved for the Performance Period occurring two years prior to the current Performance Period, two-sixths on the results achieved for the Performance Period one year prior to the current Performance Period, and three-sixths on the results achieved for the current Performance Period.

    (d) To the extent that, in any single year, the growth or profit results exceeded a Benchmark ("Excess") with the result that the Excess was not taken into account in calculating a Participant's Award, the Committee may apply the Excess to the prior Performance Period's or subsequent Performance Period's results in calculating the Participant's Award for the then current Performance Period.

  6. AWARDS. Awards will be determined as soon as reasonably practicable after the close of each Performance Period and will be certified by the Committee before distribution. The Maximum Award available for any Participant shall be equal to 100% of the Participant's Incentive Base. Notwithstanding anything in this Section 6 to the contrary, the Maximum Award available for any Participant with respect to any Performance Period shall be $2 million.

  7. PAYMENT OF AWARDS.

  7.1 Form of Payment. Awards shall be paid as follows:

    (a) For any portion of an Award calculated based on results at or below the combination of the Target Growth Benchmark and the Target Profit Benchmark, the Award will be distributed solely in cash in a single sum; and

    (b) For the Performance Period beginning January 1, 1997, at the discretion of the Committee, the portion of an Award based upon results in excess of the combination of the Target Growth Benchmark and the Target Profit Benchmark will be paid (i) in Shares of Restricted Stock having a Fair Market Value on the date of issuance of up to 25% (50% for Performance Periods beginning on or after January 1, 1998) of such excess and (ii) the remainder in a single sum in cash.

  The number of shares of Restricted Stock granted, which may consist in whole or in part of authorized and unissued Shares or treasury Shares, will be the whole number of Shares which can be purchased for the dollar amount computed above. Notwithstanding the foregoing, if there are an insufficient number of Shares authorized under the Stock Incentive Plan to issue the number of shares of Restricted Stock to which a Participant is entitled, any amount not paid in shares of Restricted Stock shall be paid in cash.

  7.2 Payment of Award. The Award shall be paid to each Participant as soon as reasonably practicable following the end of the Performance Period, but no later than March 15 of each year following the Performance Period to which the Award relates.

  7.3 Withholding for Taxes. The Company shall have the right to deduct from all cash Awards any taxes required to be withheld as a result thereof, whether federal, state or local. If the Company has a withholding obligation upon the issuance or vesting of Shares under the Plan, a Participant may, subject to the discretion of the Committee, elect to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the withholding tax is to be determined equal to the amount required to be withheld under applicable law. Notwithstanding the foregoing, the Committee may, by the adoption of rules or otherwise, modify the provisions of this Section 7.3 or impose such other restrictions or limitations on such elections as may be necessary to ensure that such elections will be exempt transactions under Section 16(b) of the Exchange Act. Notwithstanding anything in this Section 7.3 to the contrary, the Participant shall be obligated to make arrangements with the Company to enable the Company to satisfy its withholding obligation with respect to the issuance of Shares.

  8. RESTRICTED STOCK.

  8.1 Restricted Stock Distribution. The Restricted Stock shall be issued in accordance with the terms of the Stock Incentive Plan.

  8.2 Vesting. One-half of the Restricted Stock will become fully vested on the first anniversary of the date of its issuance. The remainder of the Restricted Stock will become vested on the second anniversary of the date of its issuance. Notwithstanding the foregoing, if a Participant dies or becomes Disabled while owning Restricted Stock, the Restricted Stock shall immediately become fully vested.

  9. TERMINATION OF EMPLOYMENT DURING ANY PERFORMANCE PERIOD.

  9.1 Termination for Reasons Other Than Death or Disability. If the Participant's employment by the Company or a Subsidiary terminates for any reason (other than death or disability) during any Performance Period, such Participant shall not be entitled to any Award for that Performance Period.

  9.2 Death or Disability During Performance Period. If a Participant dies or becomes Disabled during any Performance Period, the amount of the Award shall be calculated in the same manner as described in Section 10.2. Such Award shall be nonforfeitable and shall be distributed in the same manner as described in Section 10.3.

  10. CHANGE IN CONTROL. If there is a Change in Control while the Plan remains in effect, then the following shall apply:

  10.1 Nonforfeitability. Each Participant's Restricted Stock shall become fully vested and nonforfeitable and the Participant's accrued Award, calculated in accordance with Section 10.2 below shall automatically become nonforfeitable on the date of such Change in Control.

  10.2 Calculation of Awards. The Committee, as soon as reasonably practicable after the date of such Change in Control, shall determine each Participant's Award accrued through the end of the calendar month which immediately precedes the date of such Change in Control. The Award shall be in an amount which is equal to the greater of (a) the Maximum Award available multiplied by a percentage equal to the percentage of the Maximum Award that would have been earned assuming that the rate at which the Growth Objectives and Profit Objectives have been achieved as of the date of such Change in Control would have continued until the end of the Performance Period or (b) the Maximum Award available multiplied by the percentage of the Performance Period completed at the time of the Change in Control.

  10.3 Payment of Awards. Each Participant's accrued Award (determined as provided in Section 10.2) shall be paid in a single sum in cash and Shares (in the percentages provided in Section 7.1) as soon as reasonably practicable after the date of the Committee's determination of the Award.

  11. AMENDMENTS, MODIFICATION AND TERMINATION OF THE PLAN. The Board may terminate the Plan, in whole or in part, may amend the Plan from time to time, including the adoption of amendments deemed necessary or desirable to correct any defect, supply an omission or reconcile any inconsistency in the Plan. Notwithstanding the foregoing, no amendment shall be made without stockholder approval if: (a) such approval is necessary to satisfy any applicable (i) provision of the Code or the Exchange Act or any regulation promulgated thereunder, (ii) requirement of any national securities exchange or system on which the Shares are then listed or reported, or (iii) any other regulatory law or regulation, and (b) the Board determines that it is appropriate to seek stockholder approval.

  No amendment, modification or termination of the Plan shall in any manner adversely affect any Participant with respect to a current Performance Period without the written consent of such Participant.

  12. GOVERNING LAW. The Plan and all determinations made and actions taken pursuant thereto shall, to the extent not preempted by federal law, be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the conflict of law provisions thereof.

  13. GENDER AND NUMBER. Unless otherwise indicated by the context, reference to the masculine gender shall include the feminine gender and vice-versa, the plural shall include the singular and the singular shall include the plural.

  14. SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

  15. NON-TRANSFERABILITY. A Participant's rights under this Plan may not be assigned, pledged or otherwise transferred other than by will or the laws of descent and distribution, except that upon a Participant's death, the Participant's rights to payment may be transferred pursuant to the laws of descent and distribution.

  16. NO GRANTING OF EMPLOYMENT RIGHTS. Neither the Plan, nor any action taken under the Plan, shall be construed as giving any Employee the right to become a Participant, nor shall the fact that an Employee is a Participant be construed as giving such Employee any right with respect to continuance of employment by the Company. The Company expressly reserves the right to terminate, whether by dismissal, discharge or otherwise, a Participant's employment at any time, with or without cause, except as may otherwise be provided by any written agreement between the Company and the Participant.

  17. INDEMNIFICATION. No member of the Board or the Committee, nor any officer or Employee acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made with respect to the Plan, and all members of the Board, the Committee and each and any officer or Employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.

  18. SUCCESSORS. All obligations of the Company under the Plan shall be binding on any successor to the Company, whether the existence of such successor is a result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

                                  HUMANA INC.

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                    FOR 1997 ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints David A. Jones and Gregory H. Wolf, and each of them, their attorneys and agents, with full power of substitution to vote as Proxy for the undersigned, as herein stated, at the annual meeting (the "Meeting") of stockholders of Humana Inc. to be held in the Auditorium on the 25th Floor of the Humana Building, 500 West Main Street, Louisville, Kentucky on Thursday, the 8th day of May, 1997 at 10:00 a.m., and at any postponements or adjournments thereof, according to the number of votes the undersigned would be entitled to vote if personally present on the proposals set forth below.

The Board of Directors recommends a vote FOR the following proposals:

1. FOR [_] the election of K. Frank Austen, M.D., Michael E. Gellert, John R. Hall, David A. Jones, David A. Jones, Jr., Irwin Lerner and W. Ann Reynolds, Ph.D. as Directors except as indicated below, or WITHHOLD AUTHORITY [_] to vote for all nominees in such election. INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME ABOVE.

2. The approval of the Company's 1997 Management Incentive Plan for Executive Management

 FOR [_]  AGAINST [_]  ABSTAIN [_]

3. At their discretion, the Proxies are authorized to vote upon such other matters as may come before the Meeting.
 THE SHARES COVERED BY THIS PROXY WILL BE VOTED AS PLEASE COMPLETE,
                    SPECIFIED.                     DATE, SIGN AND RETURN
  IF NO SPECIFICATION IS MADE, THE PROXY WILL BE   THIS PROXY IN THE
                       VOTED                       ACCOMPANYING
            IN FAVOR OF THE PROPOSALS.             ENVELOPE.

     The undersigned hereby revokes any proxy      Date:           , 1997
             heretofore given to vote              ----------------------
        or act with respect to the Meeting.        SIGNATURE
                                                   ----------------------
                                                   SIGNATURE (if held
                                                   jointly)

                                                   Signature of stock-
                                                   holders should corre-
                                                   spond exactly with
                                                   the names shown on
                                                   this proxy card. At-
                                                   torneys, trustees,
                                                   executors, adminis-
                                                   trators, guardians
                                                   and others signing in
                                                   a representative ca-
                                                   pacity should desig-
                                                   nate their full ti-
                                                   tles. When shares are
                                                   held by joint ten-
                                                   ants, both should
                                                   sign. If a corpora-
                                                   tion, please sign in
                                                   full corporate name
                                                   by authorized offi-
                                                   cer. If a partner-
                                                   ship, please sign in
                                                   partnership name by
                                                   authorized
                                                   person.